UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 31, 2009

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 31, 2009, the Board of Directors (the “Board”) of Cadence Pharmaceuticals, Inc. (the “Company,” or “Cadence”), approved a one-time grant of an aggregate of 40,000 restricted stock units (the “RSUs”) to Theodore R. Schroeder, the President and Chief Executive Officer of the Company and, effective as of the same date, the Compensation Committee (the “Committee”) of the Board approved a one-time grant of an aggregate of 85,000 RSUs to the other named executive officers in the amounts described in the tables below. The RSUs were granted pursuant to the Company’s 2006 Equity Incentive Award Plan (the “Plan”), which has been approved by stockholders of the Company.

The RSUs granted to the executive officers in the amounts described in the following table will vest upon the approval by the Food and Drug Administration (“FDA”) of the New Drug Application (the “NDA”) for Acetavance, but only if the FDA approval of the NDA for Acetavance occurs prior to December 31, 2009, and subject to earlier vesting upon a “change in control” of the Company (as defined in the Plan). If the FDA approval of the NDA for Acetavance is received after December 31, 2009, the RSUs described in the following table will not vest and will be forfeited.

Name	Title	RSUs
Theodore R. Schroeder	President, Chief Executive Officer and Director	20,000
James B. Breitmeyer, M.D., Ph.D.	Executive Vice President, Development and Chief Medical Officer	12,500
Hazel M. Aker, J.D.	Senior Vice President, General Counsel and Secretary	10,000
William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	10,000
David A. Socks	Senior Vice President, Corporate Development and Strategy	10,000

The RSUs granted to the executive officers in the amounts described in the foregoing table are payable to each officer in shares of Company Common Stock following vesting. The executive officers are not entitled to elect to defer the payment of such RSUs under the terms of the applicable RSU Agreement (the “Non-Deferral RSU Agreement”).

The RSUs granted to the executive officers set out in the following table will vest on the first anniversary of the approval by the FDA of the NDA for Acetavance, subject to earlier vesting upon a “change in control” of the Company (as defined in the Plan).

Name	Title	RSUs
Theodore R. Schroeder	President, Chief Executive Officer and Director	20,000
James B. Breitmeyer, M.D., Ph.D.	Executive Vice President, Development and Chief Medical Officer	12,500
Hazel M. Aker, J.D.	Senior Vice President, General Counsel and Secretary	10,000
William R. LaRue	Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	10,000
David A. Socks	Senior Vice President, Corporate Development and Strategy	10,000

The RSUs granted to the executive officers in the amounts described in the foregoing table are payable to each officer in shares of Company Common Stock following vesting. In addition, on or before September 30, 2009, each officer is entitled to elect to defer the payment of such RSUs under the terms of the applicable RSU Agreement (the “Deferral RSU Agreement”) until the earliest to occur of such officer’s separation from service to the Company, a “change of control” of the Company (as defined in the Plan), such officer’s death or a fixed date of such officer’s choosing.

The vesting of all awards made under the Deferral RSU Agreement and the Non-Deferral RSU Agreement is subject to the award recipient being employed by the Company on the applicable vesting date.

A copy of the form of Deferral RSU Agreement and the form of the Non-Deferral RSU Agreement are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Deferral RSU Agreement.

10.2	Form of Non-Deferral RSU Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: September 2, 2009

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Deferral RSU Agreement.

10.2	Form of Non-Deferral RSU Agreement.

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